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                                                                    EXHIBIT 12.2

                               MEDIQ INCORPORATED

                             (DOLLARS IN THOUSANDS)

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                                                                 PRO FORMA
                                                              LTM PERIOD ENDED
                                                               JUNE 30, 1999
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      STATEMENT OF RATIO OF ADJUSTED EBITDA TO ADJUSTED INTEREST EXPENSE
EBITDA......................................................      $ 78,284
Nonrecurring charges:
  Settlement of disputed items related to an acquisition....        (3,000)
  Merger and acquisition charges............................           454
  Write off of acquired receivables.........................         3,396
                                                                  --------
Adjusted EBITDA.............................................      $ 79,134
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Interest expense............................................      $ 59,805
Less non-cash interest expense:
  Accreted interest on Debentures...........................        10,256
  Amortization of deferred financing fees...................         2,579
  Other                                                                630
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Adjusted interest expense...................................      $ 46,400
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Ratio of adjusted EBITDA to adjusted interest expense.......          1.69
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                STATEMENT OF RATIO OF DEBT TO ADJUSTED EBITDA
Total debt..................................................      $570,122
Adjusted EBITDA per above...................................      $ 79,134
Ratio of debt to adjusted EBITDA............................          7.20
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